Exhibit 99.1

Bi-Mart, a Pacific Northwest retail chain, has started carrying the full line of Byrna products at its 82 Bi-Mart locations

ANDOVER, MA (AUGUST 13, 2021) — Byrna Technologies Inc. (NASDAQ: BYRN) (CSE: BYRN) (“the Company”) today announced that Bi-Mart, a retail chain predominantly located in the Pacific Northwest, began carrying Byrna products at 82 Bi-Mart stores beginning in late July.

As part of the relationship, Bi-Mart is stocking the Company’s products in display cases that prominently feature the Byrna®HD launcher and a selection of Byrna projectiles and accessories. With the addition of this retail relationship, Byrna products are now sold at approximately 1,600 brick and mortar locations across the United States.

“The expansion of our dealer network, including larger regional chains such as Bi-Mart, is an important component of our overall growth strategy,” stated Bryan Ganz, CEO of Byrna Technologies. “The addition of Bi-Mart to the growing list of retailers that carry our products further diversifies our revenue streams and places the Byrna brand in a high-traffic retail setting that consumers visit to purchase a wide variety of items. Our products have already been well received by Bi-Mart customers, as indicated by a replenishing order after only two weeks of selling the products.”

Byrna HD display at a Bi-Mart store

“Positioning the Byrna HD in Bi-Mart gives consumers a greater opportunity to see and hold the product, which we view as a competitive advantage given the look and feel of the Byrna. We plan to continue to pursue relationships such as these and look forward to providing updates as they materialize.”

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative, non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products visit the Company's e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", “projects”, "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to Bi-Mart’s significance to Byrna’s growth strategy, the diversification of Byrna’s revenue stream, the placement of Byrna products in a high-traffic retail setting, the reception of Byrna’s products by Bi-Mart customers, the competitive advantage that positioning the Byrna HD in Bi-Mart provides and the Company’s plans to pursue similar relationships in the future. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to: Bi-Mart’s ability to remain in business, economic conditions or pandemic related closures that may disrupt the retail environment and consumer shopping patterns, disruption of the Company’s supply chain including for reasons related to the ongoing pandemic and the delta variant which is currently spreading in South Africa where one of the Company’s manufacturing facilities and some of its suppliers are located, or delays in the Company’s plans to eliminate reliance on the historic sole supplier of its chemical irritant rounds, changes in laws and regulations applicable to the business, events or factors that may negatively affect the demand for the Company’s products including competitors’ introduction or marketing of new or superior products. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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